EXHIBIT 10.11.4

TRINITY INDUSTRIES, INC.
NONQUALIFIED STOCK OPTION AGREEMENT
NON-EMPLOYEE DIRECTORS

     THIS AGREEMENT, by and between Trinity Industries, Inc. (hereinafter called the “Company”) and Optionee (hereinafter called the “Optionee”);

W I T N E S S E T H:

     WHEREAS, the Optionee is a non-employee director of the Company in a capacity which complies with the requirements of eligibility of the Company’s 2004 Stock Option and Incentive Plan, and the Company desires that the Optionee remain a non-employee director of the Company; and

     WHEREAS, the Company has determined to grant to the Optionee an option to encourage the Optionee to remain a non-employee director of the Company and to afford the Optionee an opportunity to obtain an increased proprietary interest in the Company so as to assure a closer identification between the Optionee’s interest and the interest of the Company;

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:

     l. Grant of Option. Subject to the terms and conditions of the Trinity Industries, Inc. 2004 Stock Option and Incentive Plan (the “Plan”), the Company hereby grants to the Optionee the option to purchase from the Company the $1.00 par value Common Stock of the Company over a period of time. The price per share (the “Exercise Price”), the total number of shares subject to the option (the “Optioned Shares”), and the periods of time during which such Optioned Shares may be purchased are as set forth in Exhibit A attached hereto and made a part hereof.

     The options granted hereunder are not intended to constitute incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended from time to time.

     2. Manner of Exercising Option. The option granted herein shall be exercised by the Optionee only in the State of Texas at the principal office of the Company by:

(a) Delivering to the Controller of the Company a written notice specifying the number of Optioned Shares the Optionee then desires to purchase, which written notice shall be in substantially the following form and shall be signed by the Optionee:

“To Trinity Industries, Inc.:

I hereby exercise my option to purchase from Trinity Industries, Inc. (the “Company”) at Dallas, Texas ___shares of its Common Stock in accordance with the Company’s 2004 Stock Option and Incentive Plan and in accordance with my Non-Qualified Stock Option Agreement dated [the date of this Agreement] and hereby tender in payment therefore cash and/or stock in the amount of, and/or with an aggregate value equal to $___, being $___ per share.

“(Name of Optionee)”
“(Date)”

(b) Tendering the full exercise price of such Optioned Shares either: (1) in cash (including check, bank draft, or money order); or (2) by the delivery of shares of Common Stock of the Company already owned by the Optionee; or (3) tendering shares of Common Stock of the Company owned by the Optionee by delivery of a completed and signed Trinity Industries, Inc. “Stock Option Exercise Attestation Form”; (4) by providing herewith an order for a designated broker to sell part or all of the Optioned Shares and deliver sufficient proceeds to the Company to pay the full exercise price of the Optioned Shares; or (5) by a combination of items b(1), b(2), b(3) or b(4) above .

(c) Tendering the amount of any federal, state, or local tax required to be withheld by the Company due to the exercise of an option granted hereunder which shall be satisfied, at the election of the Optionee but subject to change by the Human Resources Committee, (the “Committee”), either (a) by payment by the Optionee to the Company of the amount of such withholding obligation in cash (the “Cash Method”), or (b) through the retention by the Company of a number of shares of Common Stock out of the Shares being purchased through the exercise of the option having a fair market value equal to the amount of the minimum withholding obligation (the “Share Retention Method”).

          Shares of Common Stock of the Company delivered or tendered to exercise the option must be held for at least six months prior to the date of exercise of the option if the shares were acquired by previous exercise of a stock option. Shares acquired by methods other than exercise of a stock option (e.g. open market purchase, gift, etc.) do not have the six month holding requirement.

          As soon as practicable after such exercise of the option in whole or in part by the Optionee, the Company will deliver to the Optionee at the Company’s principal office in the State of Texas a certificate or certificates for the number of shares with respect to which the option shall be so exercised minus the number of shares to be withheld, if any, issued in the Optionee’s name. Each purchase of stock hereunder shall be a separate and divisible transaction and a complete contract in and of itself.

     3. Compliance with Securities and Other Laws. The Company shall not be required to sell or issue shares of Common Stock under option if the issuance thereof would constitute a violation by either the Optionee or the Company of any provision of any law or regulation of any governmental authority or any national securities exchange. As a condition of any sale or issuance of the shares of Common Stock under option, the Company may place legends on shares, issue stop transfer orders and require such agreements or undertakings from the Optionee as the Company may deem necessary or advisable to assure compliance with any such law or regulation, including, if the Company or its counsel deems it appropriate, representations from the Optionee that the Optionee is acquiring the shares of Common Stock solely for investment and not with a view to distribution and that no distribution of such shares acquired by the Optionee will be made unless registered pursuant to applicable federal and state securities laws, or in the opinion of counsel of the Company, such registration is unnecessary.

     4. Early Termination of Option. Unless otherwise extended by the Board, in the event that the Optionee ceases to be a director of the Company, then this option shall continue with respect to those shares which the Optionee had not purchased, under the terms hereof, at the date of such cessation of service for thirty-six (36) months; except in case the Optionee shall die while a director or within thirty-six (36) months after termination, the personal representatives, heirs, legatees, or distributes of the Optionee, as appropriate, shall have the right up to twelve (12) months from the date of death to exercise any such option to the extent that the option was exercisable prior to death and had not been so exercised. Provided however, no option shall be exercisable under any condition after the dates specified in Section 1.

     5. Nontransferability of Option. Except as provided in the 2004 Plan, this option shall not be transferable otherwise than by will or the laws of descent and distribution, and this option may be exercised, during the lifetime of the Optionee, only by the Optionee. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of this option contrary to the provisions hereof, or the levy of any execution, attachment, or similar process upon this option shall be null and void and without effect.

     6. Adjustments upon Changes in Capitalization. The Committee may make adjustments in the number of shares subject to option for any subdivision or consolidation of shares of Common Stock of the Company as provided in the 2004 Plan.

     Except as expressly provided in the 2004 Plan and in Section 7, Optionee shall have no rights by reason of any subdivision or consolidation of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, reorganization, merger, or consolidation, or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Optioned Shares or the Exercise Price.

     The granting of this option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate, or sell, or transfer all or any part of its business or assets.

     7. No Rights of a Stockholder or of Continued Employment. Optionee shall not have any of the rights of a stockholder of the Company with respect to the Optioned Shares except to the extent that one or more certificates for Optioned Shares shall have been delivered to Optionee, or Optionee has been determined to be a stockholder of record by the Company’s Transfer Agent, upon due exercise of the option. Further, nothing herein shall confer upon Optionee any right to remain in the employ or continue as a director of the Company or one of its Affiliates, and nothing herein shall be construed in any manner to interfere in any way with the right of the Company or its Affiliates to terminate the Optionee’s employment or directorship at any time.

     8. Substitution for Stock Appreciation Rights. As provided in the 2004 Plan, the Committee, at any time when the Company is subject to fair value accounting for equity-based compensation granted to its employees and/or directors, shall have the right to substitute Stock Appreciation Rights for outstanding Options granted to Optionee, provided the substituted Stock Appreciation Rights call for settlement by the issuance of Shares, and the terms and conditions of the substituted Stock Appreciation Rights are equivalent to the terms and conditions of the Options being replaced, as determined by the Committee.

     9. Interpretation of this Agreement. The administration of the Company’s 2004 Plan has been vested in the Committee, and all questions of interpretation and application of this option shall be subject to the determination by a majority of such Committee members, which determination shall be final and binding on Optionee.

     10. Option Subject to Stock Option Plan. This option is granted subject to the terms, conditions and provisions of the 2004 Plan, which 2004 Plan is incorporated herein by reference. In case of any conflict between this Agreement and the 2004 Plan, the terms, conditions and provisions of the 2004 Plan shall be controlling.

     EXECUTED as of ___, ___.

Trinity Industries, Inc.

By:

Optionee:

Exhibit A
TRINITY INDUSTRIES, INC.
Nonqualified Stock Option Agreement
Dated